Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial highlights" in the Class A, Class B, Class C, and Class Y Shares' Prospectus of Pioneer AMT-Free Municipal Fund, and in the Class A, Class B, Class C, Class R, and Class Y Shares' Prospectus of Pioneer Growth Opportunities Fund; and "Independent Registered Public Accounting Firm", and "Financial Statements" in the Statement of Additional Information of Pioneer Series Trust II; and to the incorporation by reference of our report, dated February 25, 2011, on the financial statements and financial highlights of Pioneer Series Trust II in the Annual Report to the Shareowners for the year ended December 31, 2010 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 19 to the Registration Statement (Form N-1A, No. 333-110037)of Pioneer Series Trust II.

                              /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 27, 2011